Exhibit 23.1

[LETTERHEAD OF EHRHARDT KEEFE STEINER & HOTTMAN PC]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144102) of Allied Nevada Gold Corp. (the “Company”) of our report dated March 6, 2008, relating to the consolidated financial statements of the Company included in this Annual Report on Form 10-K of the Company for the year ended December 31, 2007.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

March 6, 2008